Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of September 9, 2011, by and between NPS PHARMACEUTICALS, INC., a Delaware corporation, with a business address at 550 Hills Drive, Bedminster, New Jersey 07921, and all its affiliates (collectively the "Company"), and Eric Pauwels, with an address of 5 Farrington Lane, Hamilton MA, 01982 (the "Executive").

Recitals

WHEREAS, the Company desires to employ the Executive as Senior Vice President and Chief Commercial Officer of the Company effective as of September 26, 2011 (the "Commencement Date"), and the Executive desires to be so employed by the Company upon the terms and conditions hereinafter provided.

NOW, THEREFORE, the Company and the Executive, in consideration of the mutual promises contained herein, hereby agree as follows:

  Employment Duties

    Position and Duties. The Executive will be appointed Senior Vice President and Chief Commercial Officer of the Company with duties and responsibilities commensurate with such position effective on the Commencement Date as generally set forth in the Position Description attached hereto and as may change from time to time.

    Reporting Relationship. The Executive will report directly to the Chief Executive Officer of the Company (the "CEO").

    Location. The Executive will have his primary office at the Company office at 550 Hills Drive, Bedminster, New Jersey.

  Rights Granted Upon the Commencement Date

    Upon the Commencement Date the Executive will be granted 10,000 Restricted Stock Units. Vesting for this grant will be a three year cliff vest and vesting 100% on the Executive's third anniversary with the company. If the Executive's employment with the Company is terminated prior to vesting, the entire grant shall be forfeited.

    Upon the Commencement Date, the Executive shall be entitled to be granted one hundred sixty thousand (160,000) Non-Qualified Stock Options ("NQSOs") under the Company's 2005 Omnibus Incentive Plan (the "2005 Plan"), as the same may be amended from time to time, and under the Non-Qualified Stock Option Agreement to be executed by the Company and the Executive. The Company and the Executive agree that under no circumstances shall any grant of NQSOs be made at a discount from the fair market value, as defined by Treasury Regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended ("Code") (the "Fair Market Value"), of the Company's common stock as of the date of grant. The exercise price will be the price for shares of NPS common stock as quoted on the NASDAQ Stock Market at market close on the date the options are granted, which will be on the 15th or next available business day of the month after the Executive's date of hire. All grants are subject to approval by the Board of Directors.　 This initial new hire stock option grant will vest over four years, as follows:　 25% becomes vested on the first anniversary of the grant and then 6.25% every three months for the next 3 years.

    Nothing herein is intended to give the Executive the right to be employed by the Company in any capacity or for any duration of time. The Company reserves the right to terminate the Executive's employment at any time for any reason.

  Compensation

  For services rendered hereunder by the Executive, the Company shall pay the Executive the amounts set forth below.

    Base Salary. The Company shall pay to the Executive an annual base salary of $355,000 (the "Base Salary") payable in accordance with the standard payroll practices of the Company and less any applicable taxes and withholdings. In addition, the CEO after review and approval from the Compensation Committee of the Board, in its sole and absolute discretion, may determine to increase such Base Salary for the Executive from time to time; however, nothing contained herein shall obligate the CEO to make such discretionary increases.

    Short-Term Incentives - Annual Bonus. The Executive shall be entitled to participate in the Company's current Executive Short-Term Incentive Plan (the "Bonus Plan") in accordance with the terms of such Bonus Plan, as the same may be amended from time to time. The target bonus opportunity for the Executive under the Bonus Plan shall be 40% of his Regular Base Earnings. The actual amount of this incentive, or whether the Executive receives an incentive at all, is not guaranteed. Also, this target amount is subject to change at the discretion of the Board of Directors. Eligibility for this plan will begin in 2011 assuming the employment date is prior to October 1, 2011.

    Long-Term Incentives - Equity. The Executive will be entitled to receive awards granted by the Compensation Committee pursuant to any equity program or long-term incentive plan that may be maintained by the Company from time to time. The amount of any awards shall be determined at the sole and absolute discretion of the Compensation Committee.

    Sign-On Bonus. The Executive will be paid a sign-on bonus in the amount of $100,000. Payment of this bonus will be made at the end of the first payroll cycle following the Commencement Date. Payment shall be subject to all normal federal and state taxes. In the event the Executive resigns or is terminated for Cause within one year of the Commencement Date, the entire amount of the sign-on bonus must be repaid to the Company.

  Benefits

  The Executive shall be entitled to the employee benefits which are provided to all non-temporary employees of the Company who work a minimum of 40 hours per week and which the Company may revise from time to time or eliminate altogether in its sole and absolute discretion consistent with applicable law. The terms and conditions of such benefits shall be governed by the plan documents, insurance policies or Company Policies that may be applicable to each benefit. As of the Commencement date, the benefits are as follows:

      Medical insurance coverage for the Executive and his legal dependents as defined by the Company's standard insurance plan.
      Dental insurance coverage for the Executive and his legal dependents as defined by the Company's standard insurance plan.
      Long-term care insurance.
      Short-term disability coverage.
      Term life insurance in the amount of one times the Executive's Base Salary to a maximum of $200,000.
      Accidental death and dismemberment insurance in the amount of one times the Base Salary to a maximum of $200,000.
      Long-term disability coverage.
      401(k) plan.
      Option to participate in the 125 Cafeteria Plan which includes dependent care and health care flexible spending accounts.
      Annual paid time off ("PTO") of twenty-five (25) days per year, with 7.7 hours accrued per full pay period worked.
      Immediate eligibility under the Company's Educational Assistance Policy with an annual limit of $10,000.
      Relocation assistance under Tier III of the Company's Relocation Policy with a maximum of six months for temporary housing.
      Ten (10) Company holiday days every calendar year.

  Restrictive Covenants

  The Executive acknowledges that he will execute and deliver to the Company the Employee Agreement Concerning Invention Assignment, Non-Disclosure and Non-Competition, a copy of which is attached hereto as Exhibit A (the "Restrictive Covenant Agreement").

  Indemnification

  The Executive will be indemnified by the Company to the same extent the Company indemnifies other officers and/or directors during and following employment and/or services as a Senior Vice President. Attached hereto as Exhibit B is the current Indemnity Agreement between the Company and the Executive.

  Change In Control Protection

  Protection in the Event of a Company Change. The Executive shall be entitled to participate in the NPS Pharmaceuticals, Inc. Change in Control Severance Pay Plan (the "CC Plan") in accordance with the terms of such CC Plan, as the same may be amended from time to time. Benefits under the CC Plan shall be paid in lieu of termination benefits under any other provision of this Agreement, and if the Executive receives benefits under the CC Plan, he shall have no right to benefits under Section VIII.

  Termination Provisions (other than Change in Control)

    Definitions. For purposes of this Agreement, the following definitions shall apply:

      "Cause" shall mean (a) an act of dishonesty by the Executive in connection with his responsibilities as an employee, (b) the Executive's conviction of, or plea of nolo contendere to, a felony, (c) the Executive's gross misconduct in connection with the performance or failure of performance of a component of the Executive's responsibilities as an employee that is injurious to the Company, (d) the Executive's continued substantial violations of his employment duties after he has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that the Executive has not substantially performed such duties and after he has been provided with a 60-day cure period, (e) the Executive's continued poor performance after receiving notice of the specific areas in which performance is deficient after which performance does not improve over a 60-day cure period, or (f) a violation of a provision of the Company's Code of Business Conduct and Ethics.

      "Good Reason" shall mean, without the express written consent of the Executive, the occurrence of any of the following conditions, provided the Executive provides notice to the Company of the existence of the condition within 90 days of the initial existence of the condition and the Company fails to remedy the condition within 30 days of receipt of such notice: (i) a material relocation in the geographic location at which the Executive must perform his services; (ii) any material reduction in the Executive's Base Salary, other than a reduction of a proportionally like amount affecting all other senior executives of the Company; (iii) a material diminution in the Executive's authority, duties or responsibilities; or (iv) any other action or inaction that constitutes a material breach of this Agreement by the Company.

      "Total Disability" shall mean the Executive is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or disability insurance benefit plan covering Company employees, as determined by the Company in its sole and absolute discretion.

    Termination by the Company Without Cause. Except as provided below, if the Company terminates the employment of the Executive without Cause, from and after such effective date of termination, the Executive shall no longer be entitled to receive any Base Salary, bonus or option awards, or other amounts or benefits otherwise payable hereunder, except such continuation and/or conversion rights as required by law or provided under the terms of any Company sponsored employee benefit plan or agreement executed by the Company and the Executive. Notwithstanding the foregoing, the Executive shall be entitled to receive the following:

      Any previously earned and accrued but unpaid Base Salary up to the Executive's date of termination (the "Accrued Base Salary");

      Any unpaid bonus for the calendar year prior to the year in which the termination occurred which may be owed pursuant to the terms of the Bonus Plan described in Section III.b. above (the "Accrued Bonus");

      Subject to the provisions of Section VIII.f., a severance payment in an amount equal to 1.5 times the Executive's Base Salary in effect immediately preceding the date of termination (the "Severance Benefit"); and

      Vested options shall remain exercisable in accordance with the terms of the 2005 Plan or such other plan of the Company or agreement executed by the Company and the Executive as the same may be in effect from time to time, as applicable, that control such vested options.

    The Company shall, subject to Section IX.k. . below and the terms and conditions of any applicable plan document(s) or agreement(s), pay all amounts due under this Section VIII.b. within thirty (30) days following the Executive's effective date of termination.

    Notwithstanding the foregoing, if the Company terminates the employment of the Executive without Cause following a Change of Control (as defined in the CC Plan as in effect from time to time), then the Executive shall be entitled only to the payments and rights as provided in Section VII.

    Termination by the Company For Cause. Except as provided below, if the Company terminates the employment of the Executive for Cause, as determined by the Company in its sole and absolute discretion, from and after such effective date of termination, the Executive shall no longer be entitled to any Base Salary, bonus or option awards, or other amounts or benefits otherwise payable hereunder, except such continuation and/or conversion rights as required by law or provided under the terms of any Company sponsored employee benefit plan or agreement executed by the Company and the Executive. The Executive shall not be entitled to the Severance Benefit under this Agreement. This forfeiture of any right to the Severance Benefit shall be in addition to any forfeiture of rights to stock options, bonuses or other amounts provided for in any other employee benefit plan, program or agreement of the Company or executed by the Company and the Executive, including, but not limited to the Bonus Plan and the 2005 Plan. Notwithstanding the foregoing, the Executive shall be entitled to receive any Accrued Base Salary and Accrued Bonus. Vested options shall remain exercisable in accordance with the terms of the 2005 Plan or such other plan of the Company or agreement executed by the Company and the Executive as the same may be in effect from time to time, as applicable, that control such vested options.

    Termination as a Result of Death or Disability. Except as provided below, upon either (i) the death of the Executive or (ii) a determination by the Company, in its sole and absolute discretion, that the Executive has incurred a Total Disability, the Executive shall no longer be entitled to any Base Salary, bonus or option awards, or other amounts or benefits otherwise payable hereunder, except such continuation and/or conversion rights as required by law or provided under the terms of any Company sponsored employee benefit plan or agreement executed by the Company and the Executive. Notwithstanding the foregoing, the Executive or his estate, as applicable, shall be entitled to the following:

      Any Accrued Base Salary;

      Any Accrued Bonus, and any other bonus that is earned or accrued as of the date of the Executive's death or termination for Total Disability, as such date is determined by the Board, in its sole and absolute discretion; and

      Vested options shall remain exercisable in accordance with the terms of the 2005 Plan or such other plan of the Company or agreement executed by the Company and the Executive as the same may be in effect from time to time, as applicable, that control such vested options.

    The Company shall pay all amounts due under this Section VIII.d. within thirty (30) days following the date of (A) the Executive's death or (B) the determination of his Total Disability, as applicable.

    Termination by Executive for Good Reason. Except as provided below, if the Executive terminates his employment for Good Reason, the Executive shall no longer be entitled to receive any Base Salary, bonus or option awards, or other amounts or benefits otherwise payable hereunder, except such continuation and/or conversion rights as required by law or provided under the terms of any Company sponsored employee benefit plan or agreement executed by the Company and the Executive. Notwithstanding the foregoing, the

    Executive shall be entitled to receive the following:

      Any Accrued Base Salary;

      Any Accrued Bonus;

      Subject to the provisions of Section VIII.f., the Severance Payment; and

      Vested options shall remain exercisable in accordance with the terms of the 2005 Plan or such other plan of the Company or agreement executed by the Company and the Executive as the same may be in effect from time to time, as applicable, that control such vested options.

    The Company shall, subject to Section IX.k., pay all amounts due under this Section VIII.e. within thirty (30) days following the Executive's effective date of termination.

    Notwithstanding the foregoing, if the Executive terminates employment with the Company for Good Reason following a Change of Control (as defined in the CC Plan as in effect from time to time), then the Executive shall be entitled only to the payments and rights as provided in Section VII.

    Release. The payment of the Severance Payment is conditioned on the Executive executing, and failing to revoke during any applicable revocation period, a general release of all claims against the Company and its affiliates in a form acceptable to the Company within twenty-one (21) days of the Executive's date of termination.

  Miscellaneous Provisions

    Third Party Agreements. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive's use or disclosure of information or the Executive's engagement in any business. The Executive represents to the Company that the Executive's execution of this Agreement, the Executive's employment with the Company and the performance of the Executive's proposed duties for the Company will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive's work for the Company, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

    Taxes. The Company has not made any representation regarding, nor will the Company indemnify the Executive with respect to any tax liability as may be imposed on him in connection with any Base Salary, bonus or other benefits conferred upon him hereunder; and the Executive shall be liable for all applicable state and federal income taxes, other than the Company's share of applicable employment taxes, associated therewith.

    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, provided that neither party shall assign any of its rights or privileges hereunder without the prior written consent of the other party except that the Company may assign its rights hereunder to a successor in ownership of all or substantially all the assets of the Company.

    Severability. Should any part or provision of this Agreement be held unenforceable by a court of competent jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding, unless such enforceability substantially impairs the benefit of the remaining portions of this Agreement.

    Captions. The captions used in this Agreement are for convenience only and are not to be used in interpreting the obligations of the parties under this Agreement.

    Choice of Law. The validity, construction and performance of this Agreement and the transactions to which it relates shall be governed by the laws of the State of New Jersey, without regard to choice of laws provisions. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any New Jersey State Court located in Somerset County or the United States District Court for the District of New Jersey over any action or proceeding arising out of this Agreement or the employment relationship between them, and each party hereby irrevocably agrees that all claims in respect of such action or proceeding may be held and determined in such New Jersey State or Federal Court.

    Entire Agreement. This Agreement, together with the Exhibits hereto and the agreements and plan documents referenced herein, embodies the entire understanding of the parties as it relates to the subject matter contained herein and as such, supersedes any prior agreement or understanding between the parties relating to the terms of employment of the Executive. No amendment or modification of this Agreement shall be valid or binding upon the parties unless in writing executed by each of the parties. Notwithstanding the foregoing, any agreement executed by the Company and the Executive that provides for bonuses, stock options, stock or other grant of value to the Executive, as may exist from time to time, shall, to the extent such agreement explicitly so provides, be deemed incorporated into this Agreement.

    Notices. Any and all notices or other communications hereunder shall be sufficiently given if sent by hand, overnight courier or by certified mail, return receipt requested, postage prepaid, addressed to the party to receive the same at its or his address set forth on page one (1) hereof, or to such other address as the party to receive the same shall have specified by written notice given in a manner provided for in this Section IX.h. Such notices or other communications shall be deemed to have been given upon receipt if given by hand or by overnight courier and three days after the date deposited in the mail.

    No Presumption. Should any of the provisions of this Agreement (including any Exhibit hereto) require judicial interpretation, it is agreed that the court interpreting or construing this Agreement shall not apply a presumption that any provision shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that both parties and their respective agents have participated in the preparation of this Agreement.

    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

    Section 409A Savings Clause. This Agreement is intended to comply with the provisions of Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent this Agreement is otherwise subject thereto, and this Agreement shall be interpreted consistent therewith. If any compensation or benefits provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Executive, exert reasonable efforts to modify the Agreement in the least restrictive manner necessary in order to exclude such compensation from the definition of "deferred compensation" within the meaning of such Section 409A or in order to comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and without any diminution in the value of the payments to the Executive. In the event the Company determines that the Executive is a Specified Employee (as defined below), then to the extent necessary to prevent taxation under Section 409A of the Code, any payments to be made to the Executive pursuant to this Agreement shall be delayed until at least six months after the Executive's termination of employment, and such payments that would otherwise be payable during the six-month period following the Executive's termination of employment shall be paid in a lump sum in the seventh month following such effective date of termination of employment. For purposes hereof, "Specified Employee" shall mean any Company employee that the Company determines is a Specified Employee within the meaning of Section 409A of the Code and the regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NPS PHARMACEUTICALS, INC.

By: /s/ Edward Stratememier___________
Name: Edward Stratemeier
Title: Sr. Vice President and General Counsel

/s/ Eric Pauwels___________________
Eric Pauwels

EXHIBIT A

EMPLOYEE AGREEMENT CONCERNING
INVENTION ASSIGNMENT, NON-DISCLOSURE
AND NON-COMPETITION

Employee: Eric Pauwels

In consideration of employment or continued employment by NPS Pharmaceuticals, Inc. (which together with its affiliates and subsidiaries, if any, are hereinafter referred to as the "Company"), the compensation paid by the Company from time to time and other good and valuable consideration, Employee hereby represents to and agrees with the Company as follows:

  Scope of Company's Business Interests.

  Employee understands that the Company is engaged in a continuous program of research, development, production, and marketing with respect to the discovery and development of novel pharmaceutical therapies for a variety of diseases.

  Definitions.

  2.1   "Confidential Information" shall mean:

  2.1.1   any and all Intellectual Property or information whether business, financial, technical or otherwise, of any type whatsoever, in any form whatsoever, which is (a) proprietary to the Company; or (b) submitted or disclosed to the Company by a third party.

  2.1.2   Confidential Information (whether or not reduced to writing and in any and all stages of development) includes but is not limited to: discoveries, ideas, inventions, designs, formulas, test results, test procedures, protocols, concepts, drawings, specifications, techniques, models, data, software, research, processes, procedures, works of authorship, formulas, improvements, trade secrets, know-how, marketing plans and supplies, product plans, customer names (and other information relating to customers), supplier names (and other information relating to suppliers), and financial information.

  2.1.3   Confidential Information shall not include anything that is publicly known or generally employed by the trade at or after the effective date of this Agreement.

  2.2   "Intellectual Property" shall mean, without limitation, all copyrights, patents, trademarks, service marks, trade secrets, know-how and other rights commonly referred to as "moral rights" and all intellectual property rights of any type whatsoever.

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  Assignment of Rights in Intellectual Property.

  3.1 Employee hereby assigns to the Company all of Employee's rights in all discoveries, inventions and other technology, all works of authorship, all data and information, and all Intellectual Property rights therein and thereto, which are made, discovered, developed, assembled, created, or conceived, in whole or in part, previously or hereafter by Employee: (a) during the course of and within the scope of employment with the Company; or (b) with the aid of Confidential Information or the facilities, resources or property of the Company.

  3.2 All of said Intellectual Property assigned to the Company shall be Confidential Information except for anything that is publicly known or generally employed by the trade, without the fault of Employee, at or after the effective date of this Agreement.

  3.3 Employee agrees to disclose promptly and fully to the Company anything which qualifies as Confidential Information hereunder.

  Confidential Information.

  4.1 Employee understands that Confidential Information is confidential and secret and agrees to respect the confidentiality and secrecy of the same. Employee also understands that all Confidential Information is the property of the Company or of a third party submitting the same to the Company. Employee agrees to treat Confidential Information submitted to the Company by third parties as if confidential and proprietary to the Company.

  4.2 Except as lawfully authorized or as may be required in the performance of Employee's responsibilities for the Company, Employee:

  4.2.1 agrees not to directly or indirectly disclose, reveal, report, publish, or transfer possession of, or access to, any Confidential Information to any person or entity;

  4.2.2 agrees, at the expense of the Company, promptly at all times hereafter to execute and deliver any and all acts and instruments as may be necessary or desirable to perfect and protect the Company's interest in the Confidential Information; and

  4.2.3 agrees not to directly or indirectly use the Confidential Information except for the benefit of the Company in the performance of Employee's responsibilities for the Company.

  Trust Relationship.

  Employee understands that employment with the Company creates a relationship of confidence and trust between the Employee and the Company with respect to the Employee's care, use, and treatment of Intellectual Property and Confidential Information of the Company.

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  Delivery to the Company.

  Employee agrees to turn over any and all Confidential Information in Employee's possession or control upon request of the Company and upon termination of employment with the Company. Employee understands and agrees that Employee's obligations under this Agreement survive the termination of Employee's employment with the Company.

  No Contract of Employment.

  7.1 Nothing herein is intended to constitute a contract of employment or alter or change the terms of Employee's understanding with the Company concerning terms and duration of employment.

  7.2 This Agreement is not an employment agreement and does not give the Employee the right to be employed by the Company in any capacity. The Company reserves the right to terminate Employee's employment at any time for any reason.

  Non-Competition.

  8.1 The Employee understands and agrees that the Company's activities, including its interests in Confidential Information and Intellectual Property, are of a proprietary, unique and special nature and that if Employee's services were used in competition with the Company, such use could cause serious and possibly irreparable harm to the Company. Accordingly, Employee agrees to the commitments of non-competitive activities as described herein.

  8.1.1 Employee agrees that during the period of employment with the Company and for a period of one year thereafter, Employee shall not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any business whose products or activities complete in whole or in part with the products or activities of the Company anywhere in the world, provide, however, that this does not apply to investments in mutual funds, or in public companies where the employee's investment is less than one (1%) of the outstanding stock of a publicly held corporation or five percent (5%) of the employee's total liquid assets.

  8.1.2 Employee agrees that during the period of employment with the Company, and for a period of one year thereafter, Employee shall not directly or indirectly (a) call on, solicit, take away, or attempt to take away for the benefit of Employee or of any other person or entity, any customer, supplier, or client of the Company whether or not Employee had personal contact with such person during employment with the Company, or (b) solicit, take away, or attempt to take away, for the benefit of the Employee or of any other person or entity, any employee or officer of the Company.

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  8.1.3 Employee agrees that upon termination of employment with the Company, Employee shall not use or disclose material Confidential Information of the Company.

  No Use of Other's Intellectual Property.

  Employee represents to the Company that Employee has not brought and has not used, and agrees that it will not bring to the Company and will not use in the performance of any responsibilities for the Company, any information, materials or the like which are confidential and are proprietary to a former employer or to some other person or entity without written authorization from said former employer, person or entity.

  Injunctive Relief.

  Employee agrees that, because of the unique nature of this Agreement and the obligations of Employee regarding non-disclosure, non-use and assignment of inventions and Intellectual Property, monetary damages alone will be an inadequate remedy for Employee's breach of such obligations. As a result, Employee agrees that the Company shall be entitled to obtain injunctive and other equitable relief to protect the confidential nature of its Confidential Information and its interest in such inventions and Intellectual Property, in addition to all other remedies which may be available at law or otherwise.

  Miscellaneous.

  11.1 If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the same shall be deemed severed from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement. However, if the provisions of section 8 above are determined by a court of competent jurisdiction to be unenforceable because of its temporal or geographic limitation(s), the parties agree that any such court may modify such limitation(s) so as to render it/them enforceable.

  11.2 This Agreement shall be governed by the laws of the State of New Jersey without reference to the conflicts of law principles thereof.

  11.3 This Agreement constitutes the final, complete, and exclusive agreement between the Company and Employee concerning the subject matter of this Agreement and supersedes all prior representations, agreements, understandings, negotiations and discussions, written or oral, between the Company and Employee with respect thereto. In the event Employee and the Company have previously entered into an agreement concerning the subject matter hereof, this Agreement is considered a novation of that agreement. Employee agrees that all Confidential Information received by Employee prior to the "Date of Hire" shown below is governed hereby and is deemed received pursuant to the terms hereof. Any inventions excluded by Employee thereunder are also deemed excluded hereunder unless stated otherwise in Exhibit A hereof.

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  Any modification, recision or amendment of this Agreement shall not be effective unless made in writing and executed by both parties.

  11.4 Employee has identified in the space below all inventions, ideas, biological compounds, cell lines, and other items of Intellectual Property of interest to the Company as described herein, and other items of Intellectual Property which have been made or conceived or first reduced to practice by Employee, alone or jointly with others, PRIOR to employment with the Company AND which Employee desires to exclude from the operation of this Agreement. Employee claims an interest in the following PRIOR items of Intellectual Property:

  ________________________________________

  ________________________________________

  If no inventions, ideas, discoveries or other items of Intellectual Property are identified in the space above, then Employee represents that there are no such inventions, ideas, discoveries or other items of Intellectual Property.

  11.5 Employee agrees that adequate consideration to the Employee from the Company can be found in each of the following:

  11.5.1 continued employment with the Company;

  11.5.2 compensation paid to the Employee by the Company from time to time; and

  11.5.3 capital stock of the Company sold or granted to the Employee from time to time.

  11.6 Employee acknowledges that his or her employment with the Company was expressly conditioned upon an understanding that an agreement covering the subject hereof was a condition of employment and that this Agreement is the intended agreement and that if signed after the Date of Hire the Agreement is intended to relate back to the Employee's Date of Hire and to be part of the terms of initial employment.

READ, UNDERSTOOD AND ACCEPTED: EMPLOYEE: /s/ Eric Pauwels (Signature) Dated: September 9, 2011 Date of Hire: September 26, 2011	WITNESSED BY COMPANY: NPS PHARMACEUTICALS, INC. /s/ Edward Stratememier By: Edward Stratememier Its: SVP & General Counsel Dated: September 12, 2011

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EXHIBIT B

INDEMNITY AGREEMENT

THIS AGREEMENT, effective the 9th day of September, 2011, by and between NPS Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), and Eric Pauwels, the undersigned agent of the Corporation ("Agent").

RECITALS

WHEREAS, Agent performs a valuable service to the Corporation in the capacity as an officer of the Corporation;

WHEREAS, the stockholders of the Corporation have adopted bylaws (the "Bylaws") providing for the indemnification of the directors, officers, employees, and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the "Code");

WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees, and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Agent to continue to serve as an officer of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent;

NOW, THEREFORE, in consideration of Agent's continued service as an officer after the date hereof, the parties hereto agree as follows:

  Services to the Corporation. With duties beginning as of the above date, Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as an officer of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of Agent's ability so long as Agent is duly elected and qualified or appointed in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

  Indemnity of Agent. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws, the Code, and applicable law as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws, the Code, or applicable law permitted prior to adoption of such amendment).

  Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section　4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

    against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines, amounts paid in settlement, and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by Agent in

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    connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative, or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

    otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code and Section　11.5 of the Bylaws.

  Limitations on Additional Indemnity. No indemnity shall be paid by the Corporation under this agreement:

    on account of any claim against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

    on account of Agent's conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

    on account of Agent's conduct that constituted a breach of Agent's duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Agent was not legally entitled;

    for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

    if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

    in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i)　such indemnification is expressly required to be made by law, (ii)　the proceeding was authorized by the Board of Directors of the Corporation, (iii)　such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv)　the proceeding is initiated pursuant to Section　9 hereof.

  Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal,

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  arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

  Partial Indemnification. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement, and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section　3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

  Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation or confirm that the Corporation has notice of the commencement thereof; but the omission so to notify or so to confirm notice to the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof or confirms that the Corporation has such notice:

    the Corporation will be entitled to participate therein at its own expense;

    except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i)　the employment of counsel by Agent has been authorized by the Corporation, (ii)　Agent shall have reasonably concluded that there may be a conflict of interest between the Corporation (or any other agent or agents for whom the Corporation has assumed or may assume the defense) and Agent in the conduct of the defense of such action; or (iii)　the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

    the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner that would impose any penalty or limitation on Agent without Agent's written consent, which may be given or withheld in Agent's sole discretion.

  Expenses. Promptly following request for advancement of expenses and upon receipt of an undertaking by or on behalf of Agent to repay said amounts on the terms hereof, the Corporation

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  shall advance, prior to the final disposition of any proceeding, all expenses actually and reasonably incurred by Agent in connection with such proceeding, prior to the date (if at all) when the Corporation has determined that Agent has acted in bad faith or in a manner that Agent did not believe to be in or not opposed to the best interests of the Corporation, that Agent is not entitled to indemnification due to exclusion under Section 4 hereof or, with respect to any criminal action or proceeding that Agent acted without reasonable cause to believe that Agent's conduct was lawful. Such determination may be made by the Corporation upon a finding that the facts known to the decision-making party at the time such determination is made, clearly and convincingly support such a determination. Such determination may be made by the Corporation (i) as to an officer by a vote of all disinterested directors provided such directors constitute a quorum of the Board of Directors; or (ii) if such a quorum is not obtainable, or even if obtainable, upon direction of a majority of the disinterested directors as to an officer or director by independent legal counsel (selected by said majority, or other representation of the Corporation, from a panel of five alternates approved for this purpose by the National Association of Corporate Directors) in a written opinion. This provision is adopted under and is to be interpreted consistent with Delaware Code 145(f) and Bylaw 11.5.

  Enforcement.

    Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i)　the claim for indemnification or advances is denied, in whole or in part, or (ii)　no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting Agent's claim. It shall be a defense to any action for which a claim for indemnification is made under Section　3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section　8 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section　4 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

    Any determination, election, or authorization (a "Determination") permitted or required herein to be made by the Corporation when made by the Board of Directors, shall be made in the manner set out in the following sentence when the Determination is (i) to authorize Agent to initiate a proceeding against the Corporation under paragraph 4(f) hereof; (ii) to participate in a proceeding under paragraph 7(a) hereof; or (iii) to assume the defense under paragraph 7(b) hereof. A Determination made by the Board of Directors under the proceeding sentence shall require only a quorum of one-third of the exact number of directors of the Corporation fixed from time to time in accordance with the Certificate of Incorporation if such Determination is to authorize Agent to bring an action under (i) above, to cause the Corporation to participate in a proceeding under (ii) above, and/or to assume a defense of an action against Agent under (iii) above.

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  Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

  Non-Exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, applicable law or otherwise, both as to action in Agent's official capacity and as to action in another capacity while holding office.

  Survival of Rights.

    The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent's heirs, executors and administrators.

    The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

  Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

  Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware, without regard to choice of law provisions.

  Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

  Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

  Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

  Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i)　upon delivery if delivered by hand to the party to whom such communication was directed, or (ii)　upon the third (3rd) business day after the date on

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  which such communication was mailed if mailed by certified or registered mail with postage prepaid:

    If to Agent, to:

    Eric Pauwels
    4173 El Camino Real #49
    Palo Alto CA, 94306

    If to the Corporation, to:

    NPS Pharmaceuticals, Inc.
    550 Hills Dr., 3rd Floor
    Bedminster, NJ 07921
    Attention: General Counsel

    or to such other address as may have been furnished to Agent by the Corporation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Agent /s/ Eric Pauwels Eric Pauwels	NPS Pharmaceuticals, Inc. By: /s/ Edward H. Stratemeier Edward H. Stratemeier, Senior Vice President and General Counsel

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POSITION DESCRIPTION

As a member of the executive team, the Chief Commercial Officer will play an important in contributing to the developing and implementing the Company's strategy. The Chief Commercial Officer will develop and execute highly effective commercial strategies to gain market share and drive growth of the company's revenues. He /she responsible for successfully evaluating, developing and implementing pre-launch and launch commercial activities for our client's product portfolio, including two Phase 3 products. This individual will build the sales and marketing organization relevant to the products success. In partnership with other members of the executive team or independently, he/she may represent our client in alliances, joint ventures and collaborative relationships. He/she will regularly interact with the Company's Board of Directors, investors and analysts

ROLE AND RESPONSIBILITIES:

  Actively participate on the executive team and play a key role as NPS transitions from a development to a commercial organization.

  Develop and implement the products' commercialization plans to drive products' revenues and profits

  Establish and oversee the Market Research function and work collaboratively with in-house and outsource partners to research market needs and opportunities

  Establish and oversee the Competitive Intelligence function, monitor competitive trends in specific therapeutic areas and recommend / implement appropriate action to position the company's products

  Establish and manage the specialty Sales and Market Access organization

  Establish and manage the Marketing organization

  Recruit and retain world class Commercial talent

  Represent the Company with investors and Wall Street analysts

  Evaluate in-licensing opportunities to complement the Company's product portfolio

  Lead efforts identifying life cycle management strategies for NPS products and contribute to identifying, evaluating and pursuing in-licensing opportunities.

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  Represent the commercial function on cross-functional teams both internally and with the Company's partners

  Ensure that all the Commercial activities are executed applying the Company's code of ethics, SOPs and the applicable laws and regulations

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